UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 26, 2004

S/M REAL ESTATE FUND VII, LTD.

(Exact name of Registrant as specified in its Charter)

Texas	0-11779	75-1845682
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

5520 LBJ Freeway, Suite 500, Dallas, ,Texas 75240
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 404-7100

(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.
Item 7. Exhibits.
SIGNATURE
INDEX TO EXHIBITS
Second Amendment to Purchase/Sale Agreement
Third Amendment to Purchase/Sale Agreement

Item 2. Acquisition or Disposition of Assets.

     On May 26, 2004, S/M Real Estate Fund VII, Ltd. (the “Partnership”) completed its sale of the Partnership’s apartment property located in San Antonio, Texas (the “Property”), pursuant to a Purchase and Sale Agreement with Trivest Residential LLC (the “Buyer”) dated February 20, 2004. The initial purchase price for the Property was $8,150,000, which was reduced by $85,000 to $8,065,000 in accordance with the First Amendment to the Purchase and Sale Agreement. On May 6, 2004, the parties executed a Second Amendment to the Purchase and Sale Agreement which extended the time for the Buyer to obtain approval from GE Capital for the Buyer to assume the loan secured by the Property, which approval was ultimately granted. On May 20, 2004, the parties executed a Third Amendment to the Purchase and Sale Agreement to set May 26, 2004 as the Closing Date. The Purchase and Sale Agreement and the First Amendment thereto were filed as exhibits to the Form 8-K filed by the Partnership on March 30, 2004, and the Second and Third Amendments are attached hereto as Exhibits 10.1 and 10.2, respectively. The Partnership received a limited appraisal of the Property dated as of June 1, 2004, which estimated the Property’s value to be $8,000,000.

Item 7. Exhibits.

10.1	Second Amendment to Purchase and Sale Agreement, dated May 6, 2004.

10.2	Third Amendment to Purchase and Sale Agreement, dated May 20, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

S/M REAL ESTATE FUND VII, LTD.

BY: SM7 APARTMENT INVESTORS INC.
General Partner

Date: June 9, 2004	By:	/s/ Richard E. Hoffmann
		Name:	Richard E. Hoffmann
		Title:	Chief Executive Officer, Director, President and Treasurer

INDEX TO EXHIBITS

10.1	Second Amendment to Purchase and Sale Agreement, dated May 6, 2004.

10.2	Third Amendment to Purchase and Sale Agreement, dated May 20, 2004.